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                                                                 EXHIBIT 4A (ii)


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                       CONSOLIDATED NATURAL GAS COMPANY,

                              DRI NEW SUB II, INC.

                                      AND

                    UNITED STATES TRUST COMPANY OF NEW YORK,

                                    TRUSTEE

                                   ----------

                          FIRST SUPPLEMENTAL INDENTURE

                          DATED AS OF JANUARY 28, 2000

                     TO INDENTURE DATED AS OF APRIL 1, 1995

                                    BETWEEN

                        CONSOLIDATED NATURAL GAS COMPANY

                                      AND

                    UNITED STATES TRUST COMPANY OF NEW YORK,

                                    TRUSTEE

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                  FIRST SUPPLEMENTAL INDENTURE (the "First Supplemental
Indenture"), dated as of January 28, 2000, among Consolidated Natural Gas Company, a Delaware corporation (the "Predecessor Company"), DRI New Sub II, Inc., a Delaware corporation (the "Company"), and United States Trust Company of New York, a New York banking corporation, as Trustee (the "Trustee"), to the Indenture between the Predecessor Company and the Trustee, dated as of April 1, 1995, as amended or supplemented from time to time (the "Indenture").


                                   WITNESSETH:


                  WHEREAS, the Predecessor Company wishes to merge into the Company, with the Company as the surviving entity (the "Merger") pursuant to that certain Amended and Restated Agreement and Plan of Merger, dated as of May 11, 1999, by and between the Predecessor Company and Dominion Resources, Inc., the parent of the Company;

                  WHEREAS, pursuant to Section 5.01 of the Indenture, unless a Securities Resolution establishing a series otherwise provides, upon execution of a supplemental indenture and satisfaction of the other conditions set forth in said Section 5.01, a successor shall be substituted for the Predecessor Company;

                  WHEREAS, to comply with Section 5.01 of the Indenture, the Predecessor Company desires that the Company assume all of the obligations of the Predecessor Company under the Indenture and the Securities; and

                  WHEREAS, the Predecessor Company and the Trustee may amend the Indenture without the consent of any Holder to comply with Article 5 of the Indenture.

                  NOW, THEREFORE, intending to be legally bound hereby, the parties hereto agree as follows:

                                   ARTICLE I

                           ASSUMPTION OF OBLIGATIONS

                  Section 1.1 The Company hereby expressly assumes effective upon the consummation of the Merger, all obligations of the Predecessor Company under the Indenture, the Securities and any coupons.

                                   ARTICLE II

                                 EFFECTIVE TIME

                  Section 2.1 This Supplemental Indenture shall become effective immediately upon its execution by the parties hereto and without any further action by any person as of the date hereof.

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                                      -2-

                                  ARTICLE III

                            MISCELLANEOUS PROVISIONS

                  Section 3.1 Ratification of Indenture. The Indenture, as supplemented by this First Supplemental Indenture, is in all respects ratified and confirmed; this First Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided; and all the terms, conditions and provisions of the Indenture shall remain in full force and effect.

                  Section 3.2 Governing Law. The laws of the State of New York shall govern this First Supplemental Indenture, unless federal law governs.

                  Section 3.3 Recitals. The recitals herein contained are made by the Predecessor Company and the Company and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this First Supplemental Indenture.

                  Section 3.4 Counterparts. This First Supplemental Indenture may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

                  Section 3.5 Defined Terms. Capitalized terms used herein without definition have the meanings assigned such terms in the Indenture.


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                                       S-1

                  IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed and their respective corporate seals to be hereunto affixed and attested, all as of the date hereof.



                                         CONSOLIDATED NATURAL GAS COMPANY


                                         By: /S/ GEORGE A. DAVIDSON, JR.
                                            ------------------------------------
                                            Name:  George A. Davidson, Jr.
                                            Title: Chairman of the Board and
                                                   Chief Executive Officer


Attest:

By: /s/ E.J. MARKS, III
   --------------------------
Name:  E.J. Marks, III
Title: Corporate Secretary


                                         DRI NEW SUB II, INC.


                                         By: /s/ THOMAS N. CHEWNING
                                            ------------------------------------
                                            Name:  Thomas N. Chewning
                                            Title: Executive Vice President,
                                                   Chief Financial Officer


Attest:

By: /s/ PATRICIA A. WILKERSON
   --------------------------
Name:  Patricia A. Wilkerson
Title: Vice President,
       Corporate Secretary


                                         UNITED STATES TRUST COMPANY OF NEW YORK
                                         as Trustee


                                         By: /s/ JOHN GUILIANO
                                            ------------------------------------
                                            Name:  John Guiliano
                                            Title: Vice President


Attest:

By: /s/ KEVIN FOX
   --------------------------
Name:  Kevin Fox
Title: Assistant Secretary